UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2006

RF MONOLITHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24414	75-1638027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

4441 Sigma Road

Dallas, Texas 75244

(Address of principal executive offices, including zip code)

(214) 233-2903

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 15, 2006, RF Monolithics, Inc., a Delaware corporation (the “Company”), completed its previously reported acquisition of Cirronet Inc., a Georgia corporation (“Cirronet”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Cirronet, CI Acquisition, Inc., a Georgia corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”), and certain other parties thereto. Pursuant to the Merger Agreement, Merger Subsidiary was merged with and into Cirronet (the “Merger”), with Cirronet continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of the Company.

The purchase price, which was determined through arms-length negotiations, consisted of approximately $7,451,000 in cash and the issuance of approximately 709,000 shares of the Company’s common stock to Cirronet’s former shareholders and other parties described below. The Company also (a) issued an unsecured, subordinated promissory note in the principal amount of $3.0 million, which is payable to Cirronet’s former shareholders on November 1, 2007, subject to reduction as described in the Merger Agreement, and (b) entered into an earn-out agreement that entitles Cirronet’s former shareholders and option holders to receive an additional milestone payment of up to an aggregate amount of $4.8 million upon the achievement by Cirronet of certain revenue and margin targets, which is scheduled to be paid in cash on November 1, 2007, subject to reduction as described in the Merger Agreement. Cirronet options assumed or exchanged by the Company now entitle the holders to purchase an aggregate of 1,089,468 shares of the Company’s common stock.

The cash portion of the purchase price was funded with a portion of the proceeds of the Company’s $15 million credit facility with Wells Fargo Bank, National Association.

On the date of the Merger, Robert M. Gemmell, Cirronet’s President and CEO, was appointed as an executive officer of the Company and President of Cirronet pursuant to an employment agreement between the Company and Mr. Gemmell (the “Employment Agreement”), the terms of which were previously reported in Item 1.01 of the Company’s Current Report on Form 8-K filed on August 28, 2006 (the “August 28th Disclosure”).

Pursuant to an incentive bonus arrangement between Cirronet and Mr. Gemmell previously reported in the August 28th Disclosure, Mr. Gemmell received from the Company, out of the purchase price otherwise payable to Cirronet shareholders, (a) an additional amount in cash equal to $148,912 and (b) 14,210 additional shares of the Company’s common stock. In addition, Mr. Gemmell will be entitled to receive an additional amount equal to $60,000 payable under the promissory note described above plus two percent of any milestone payments described above that are allocated to Cirronet’s former shareholders.

The shares of the Company’s common stock issued in connection with the Merger as described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act based on representations made by the recipients thereof.

Additional information with respect to the transaction described above is set forth in the exhibits hereto, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 2.01, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Reference is made to the Registrant’s press release dated September 19, 2006 announcing the closing of the acquisition of Cirronet Inc. by the Registrant, which press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Registrant has determined that it is impracticable to file the historical financial information concurrently with this Form 8-K. The Registrant will file such historical financial information as soon as practicable, but in any event not later than December 1, 2006.

(b)	Pro Forma Financial Information.

The Registrant has determined that it is impracticable to file the pro forma financial information concurrently with this Form 8-K. The Registrant will file such pro forma financial information as soon as practicable, but in any event not later than December 1, 2006.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 24, 2006, by and among the Company, CI Acquisition, Inc., Cirronet and certain other parties thereto (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 24, 2006)

10.1	Employment Agreement, dated as of August 24, 2006, between the Company and Robert M. Gemmell (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 24, 2006)

99.1	Registrant’s press release dated September 19, 2006 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF MONOLITHICS, INC.

By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer

Dated: September 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 24, 2006, by and among the Company, CI Acquisition, Inc., Cirronet and certain other parties thereto (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 24, 2006)

10.1	Employment Agreement, dated as of August 24, 2006, between the Company and Robert M. Gemmell (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 24, 2006)

99.1	Registrant’s press release dated September 19, 2006 (furnished only).